As filed with the Securities and Exchange Commission on March 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-2962512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(512) 538-2315

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Daniel P. Hansen

President and Chief Executive Officer

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(512) 538-2315

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Tel (804) 788-8200
Fax (804) 788-8218

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-179828

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Preferred Stock, $0.01 par value per share	$16,456,000	$2,244.60

(1)          The registrant previously registered an aggregate amount of $500,000,000 of common stock, preferred stock, warrants and units pursuant to its Registration Statement on Form S-3 (Registration No. 333-179828). Pursuant to this Registration Statement, the registrant is registering an additional indeterminate number of shares of preferred stock with an aggregate offering price not to exceed $16,456,000.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature pages, the exhibit index, opinions of counsel and the accountants consent. Pursuant to Rule 462(b) of the Securities Act, the contents of the Registration Statement on Form S-3 (Registration No. 333-179828) filed by Summit Hotel Properties, Inc. with the Securities and Exchange Commission (the “Commission”) on March 1, 2012, including the exhibits thereto, and declared effective by the Commission on May 15, 2012, are hereby incorporated herein by reference (the “Initial Registration Statement”). Pursuant to Rule 462(b) under the Securities Act, this Rule 462(b) Registration Statement is to be effective upon filing.

This Rule 462(b) Registration Statement is being filed to increase the dollar amount of securities registered under the Initial Registration Statement by $16,456,000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Rule 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on March 13, 2013.

SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Daniel P. Hansen
DANIEL P. HANSEN
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Rule 462(b) Registration Statement and the above Powers of Attorney have been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board and Director	March 13, 2013
KERRY W. BOEKELHEIDE

/s/ Daniel P. Hansen	President and Chief Executive Officer and Director	March 13, 2013
DANIEL P. HANSEN	(principal executive officer)

*	Executive Vice President and Chief Financial Officer	March 13, 2013
STUART J. BECKER	(principal financial officer)

/s/ Troy L. Hester	Vice President and Chief Accounting Officer	March 13, 2013
TROY L. HESTER	(principal accounting officer)

*	Director	March 13, 2013
BJORN R. L. HANSON

*	Director	March 13, 2013
DAVID S. KAY

*	Director	March 13, 2013
THOMAS W. STOREY

*	Director	March 13, 2013
WAYNE W. WIELGUS

*BY:	/s/ Christopher R. Eng
CHRISTOPHER R. ENG
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Venable LLP regarding legality of the securities being registered

8.1	Opinion of Hunton & Williams LLP regarding tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

23.3	Consent of KPMG LLP

23.4	Consent of Ernst & Young LLP

24.1

Powers of Attorney (included on the signature page of the Registration Statement on Form S-3 (Registration No. 333-179828) filed by Summit Hotel Properties, Inc. on March 1, 2012 and incorporated by reference herein)